
                                               OWNERS OF 5% OR MORE OF OUTSTANDING SHARES                         Exhibit I
                                                          DECEMBER 31, 1999


                                                SOLE VOTING AND DISPOSITIVE POWER
                                                ---------------------------------
                                       Total          T. WAYNE   A. DANO   ROBERT
                                       No. of           DAVIS     DAVIS   D. DAVIS
        OWNER  (**)                    Shares          ("TWD")   ("DANO")  ("RDD")

------------------------------------ ----------   ---  -------   -------  -------
DFS TRUST 2000                       10,658,497   (A)    ---        --       --
DAVFAM, LTD                          35,132,800   (B)    ---        --       --
DAVFAM II, LTD                        9,257,959   (C)    ---        --       --
D. D. I., INC                         1,837,309   (D)    ---        --       --
ADFAM PARTNERS, LTD                       7,846   (E)    ---        --       --
ADFAM CHARITIES, INC                        600   (F)    ---        --       --
ADD FAMILY                               86,008          ---        --       --
RDD FAMILY AND TRUST                     12,707   (G)    ---        --     12,627
FLODOT, L.L.C.                           30,000   (H)    ---        --       --
JED - WD CHARITIES, INC                  12,572   (I)    ---        --       --
DANO FAMILY AND TRUSTS                      500   (J)    ---        --       --
DANO TRUSTEE - JED FAMILY TRUSTS         31,699   (K)    ---       3,000     --
VD - WD CHARITIES, INC                1,056,340   (L)    ---        --       --
CPS FAMILY                            1,008,364   (M)    ---        --       --
TWD FAMILY                              172,999   (N)  172,999      --       --
OTHER FAMILY MEMBERS OF TWD               1,074   (O)    ---        --       --
TWD - WD CHARITIES, INC                  24,000   (P)    ---        --       --
TWD - RETIREMENT PLANS                    3,282          3,282      --       --

                                     ----------       -------    -------  -------
                                     59,334,556        176,281     3,000   12,627
                                     ==========        =======   =======  =======

      Percent of Class                    40.60%         0.12%     0.00%    0.01%

(*)     Not included in totals.

(**) References to ADD and JED pertain to A. Darius Davis, James E. Davis, respectively. ADD, JED and Tine W. Davis ("Tine") and M. Austin Davis ("MAD"), all of which were brothers and the founders of the issuer, are deceased. RDD, DANO, TWD and CPS are the son of ADD, son of JED, son of Tine, and son-in-law of MAD, respectively.

(***)   References  to SFC  pertain to Stephen F.  Carley,  trustee of DFS Trust
        2000.








                                               OWNERS OF 5% OR MORE OF OUTSTANDING SHARES                         Exhibit I
                                                      DECEMBER 31, 1999

                                                                                               SHARED VOTING
                                                SOLE VOTING AND DISPOSITIVE POWER          AND DISPOSITIVE POWER
                                        ------------------------------------------------   ---------------------
                                        CHARLES        DDI,  DFS TRUST 2000 Other Family
                                        P. STEPHENS  INC.(*)   SFC (***)   Members Owning  Other Than      DDI &
        OWNER  (**)                     ("CPS")      ("DDI")    ("DFS")     Less than 5%   DDI & DAVFAM  DAVFAM(*)
                                                                 (A)(D)
-------------------------------------   -------   ----------   ----------      -------    ---------   ----------
DFS TRUST 2000                             --           --     10,658,497         --           --           --
DAVFAM, LTD                                --     35,132,800   35,132,800         --           --     35,132,800
DAVFAM II, LTD                             --      9,257,959    9,257,959         --           --      9,257,959
D. D. I., INC                              --      1,837,309    1,837,309         --           --      1,837,309
ADFAM PARTNERS, LTD                        --           --           --           --          7,846         --
ADFAM CHARITIES, INC                       --           --           --           --            600         --
ADD FAMILY                                 --           --           --         86,008         --           --
RDD FAMILY AND TRUST                       --           --           --             80         --           --
FLODOT, L.L.C.                             --           --           --           --         30,000         --
JED - WD CHARITIES, INC                    --           --           --           --         12,572         --
DANO FAMILY AND TRUSTS                     --           --           --            500         --           --
DANO TRUSTEE - JED FAMILY TRUSTS           --           --           --           --         28,699         --
VD - WD CHARITIES, INC                     --           --           --           --      1,056,340         --
CPS FAMILY                              208,908         --           --         36,975      762,481         --
TWD FAMILY                                 --           --           --           --           --           --
OTHER FAMILY MEMBERS OF TWD                --           --           --          1,074         --           --
TWD - WD CHARITIES, INC                    --           --           --           --         24,000         --
TWD - RETIREMENT PLANS                     --           --           --           --           --           --

                                        -------   ----------   ----------      -------    ---------   ----------
                                        208,908   46,228,068   56,886,565      124,637    1,922,538   46,228,068
                                        =======   ==========   ==========      =======    =========   ==========

      Percent of Class                     0.14%       31.63%       38.92%        0.09%        1.32%       31.63%

(*)     Not included in totals.

(**) References to ADD and JED pertain to A. Darius Davis, James E. Davis, respectively. ADD, JED and Tine W. Davis ("Tine") and M. Austin Davis ("MAD"), all of which were brothers and the founders of the issuer, are deceased. RDD, DANO, TWD and CPS are the son of ADD, son of JED, son of Tine, and son-in-law of MAD, respectively.

(***)   References  to SFC  pertain to Stephen F.  Carley,  trustee of DFS Trust
        2000.
                                 page 46 of 48

(A) A trust, formed on December 16, 1999, to which certain shareholders of the issuer and DDI and all shareholders of Estuary Corporation ("Estuary") and ADSONS, Inc. ("ADSONS") (collectively, the "Grantors") contributed their shares of such corporations' stock in exchange for separate shares of beneficial interest in the trust. As a result of such contributions of securities by the Grantors, the trust has beneficial interest in 38.92% of the issuer's common stock. Such shares were held directly or by affiliated limited partnerships and corporations on December 31, 1999. On January 4, 2000, the trust was terminated and the following shares of the issuer's common stock, which were held directly by the trust, were distributed to Grantors for which the following reporting persons have sole or shared voting and dispositive powers.

                                                         Voting and
                                                    Dispositive Powers
                                            ------------------------------------
                           Reporting
                              Person            Sole                   Shared
                           ------------      -----------------------------------
                              TWD               552,371                1,412,119
                              DANO            1,566,724                1,080,984
                              RDD               281,493
                              CPS                                         28,044
                              DDI             1,645,400(*)
                                             ----------                ---------
                                              4,045,988                2,521,147
                                             =========                 =========

         (*)  Also shared by TWD, DANO, RDD and CPS.

(B) Limited partnership of which SIVAD Investors, LLC, a Limited Liability Corporation owned 99% by DDI and 1% by Estuary, is a 1% general partner and DDI, Estuary, ADSONS and FND, Ltd. are 84.46%, 8.53%, 2.85% and 3.16% limited partners, respectively.

(C) Limited partnership of which SIVAD Investors II, LLC, a Limited Liability Corporation owned 99% by DDI and 1% by Estuary, is a 1% general partner and DDI, Estuary and ADSONS are 77.68%, 10.07%, and 11.25% limited partners, respectively.

(D) A corporation, the common stock of which was held 90.84% by SFC, as sole trustee of the DFS Trust 2000, and 9.16% by other Davis family entities at December 31, 1999. On January 4, 2000, the termination date of DFS Trust 2000, such common stock was returned to the Grantors. RDD, DANO, TWD and CPS are directors of such corporation and have shared voting and dispositive powers for the shares held by the corporation as well as shares held by DAVFAM and DAVFAM II.

(E) Limited partnership of which RODA Trust, a revocable trust of which RDD is sole trustee and beneficiary, is a 5.70% limited partner, two irrevocable trusts FBO RDD and his brother of which a non-family party is trustee are 57.77% and 19.26% limited partners, respectively, and a corporation of which RODA Trust is a 50% shareholder is a 2.32% general partner.

(F)  Private charitable foundation of which RDD is a director and officer.

(G) RDD and his wife, each individually, and a trust FBO a grandchild of RDD of which a non-family party is trustee.

(H) Limited Liability Corporation controlled by DANO's sister and her five children.

(I) Private charitable foundation of which DANO, his wife, his sister and his mother are directors and he is an officer.

(J)  DANO's son, individually.

(K) Trusts of which DANO is sole trustee or co-trustee with his sister, and his mother and his sister are the beneficiaries.

(L) Private charitable foundation of which DANO, TWD, RDD and CPS are directors and RDD is an officer.

(M) Irrevocable trust of which CPS is co-trustee with his wife and his wife is beneficiary, CPS, CPS' wife and CPS' son, individually, and CPS' wife as custodian for CPS' son.

(N) TWD, individually, a revocable trust of which TWD is sole trustee and beneficiary and TWD, as custodian for his grandchildren.

(O)  TWD's sister's spouse, individually.

(P)  Private charitable foundation of which TWD is a director.









































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